EXHIBIT 99.1

                                                                  EXECUTION COPY

                                LOCK-UP AGREEMENT

                                November 1, 2004


Friedman, Billings, Ramsey & Co., Inc.
  as Representatives of the several Underwriters
c/o Friedman, Billings, Ramsey & Co., Inc.
1001 19th Street North
Arlington, VA 22209


Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed public offering (the "Offering") by Aames Investment Corporation, a Maryland corporation (the "Company") of its Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

In order to induce you and any other underwriters for which you may act as representative (collectively, the "Underwriters") to underwrite the Offering, the undersigned hereby agrees, on behalf of itself and each of its affiliates, that, without the prior written consent of Friedman, Billings, Ramsey & Co. Inc. ("FBR"), during the period from the date hereof until one hundred eighty (180) days from the date of the final prospectus for the Offering (the "Lock-Up Period"), neither the undersigned nor any of its affiliates (a) will, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), or (b) will establish or increase any "put equivalent position" or liquidate or decrease any "call equivalent position" with respect to any Relevant Security (in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequences of ownership of any Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein, "Relevant Security" means the Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

The undersigned, on behalf of itself and each of its affiliates, hereby authorizes the Company during the Lock-Up Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which the undersigned or any of its affiliates is the record holder and, in the case of Relevant Securities for which the undersigned or any of its affiliates is the beneficial but not the record holder, agrees during the


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Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. The undersigned, on behalf of itself and each of its affiliates, hereby further agrees that, without the prior written consent of FBR, during the Lock-Up Period neither the undersigned nor any of its affiliates (x) other than in the undersigned's or such affiliate's capacity as an officer and/or director in connection with the Offering, will file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security or (y) will exercise any rights the undersigned or such affiliate may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security; provided, however, that the restrictions set forth under (x) and (y) of this sentence shall not apply to the undersigned or any of affiliate of the undersigned in connection with the filing of a registration statement on or after the 120-day anniversary of the First Merger (as defined in the Underwriting Agreement) upon exercise by the undersigned or any affiliate of the undersigned of its rights under, and in accordance with, the Registration Rights and Governance Agreement by and among the undersigned, Capital Z Management LLC and the Company (as in effect on the date hereof), so long as such registration statement is not declared effective until the expiration of the Lock-Up Period.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, or (ii) the registration statement filed with the Securities and Exchange Commission with respect to the Offering is withdrawn, this Lock-Up Letter Agreement shall terminate on such date and the undersigned and its affiliates bound hereby shall be released from their respective obligations hereunder.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned and each of its affiliates, enforceable against the undersigned and each of its affiliates in accordance with its terms. Upon request, the undersigned and its affiliates will execute any additional documents reasonably necessary in connection with enforcement hereof. Any obligations of the undersigned and its affiliates shall be binding upon the successors and assigns of the undersigned and its affiliates from the date first above written.

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This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Delivery of a signed copy of this letter by facsimile transmission shall be effective as delivery of the original hereof.

                                             Yours very truly,

                                             SPECIALTY FINANCE PARTNERS

                                             By: Capital Z Partners, Ltd.
                                                 its ultimate General Partner



                                             By: /s/  David A. Spuria
                                                 -------------------------------
                                                 Name:  David A. Spuria
                                                 Title: General Counsel






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